UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INFITECH VENTURES INC.
(Exact name of Registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

2911
(Primary Standard Industrial Classification Code Number)

98-0335119
(I.R.S. Employer Identification Number)

20 Lyall Avenue, Toronto Ontario, Canada
Tel: (416) 691-4068
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

EMPIRE STOCK TRANSFER INC.
1859 Whitney Mesa Drive, Henderson, NV 89014
Tel: (702) 818-5898
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
NORTHWEST LAW GROUP
Suite 704, 595 Howe Street, Vancouver BC Canada V6C 2T5
Tel: (604) 687-5792

As soon as practicable after this Registration Statement is effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 relates to the registration statement on Form S-1, as amended, which was originally filed on November 17, 2010 (File No. 333-170648) as amended on December 8, 2010 (the “Registration Statement”) to register 9,494,99 shares of the common stock, $0.001 par value per share, (the “Common Stock”) of Infitech Ventures Inc. (the “Registrant”).

This Post-Effective Amendment No. 3 is being filed to remove from registration all shares of the Registrant’s Common Stock that remain unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, Province of Ontario, Canada, on August 18, 2015.

INFITECH VENTURES INC.

By:	/s/ Paul G. Daly
PAUL G. DALY
President, Secretary, Treasurer, Chief Executive
Officer and Chief Financial Officer
(Principal Executive Officer
and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Paul G. Daly
PAUL G. DALY
President, Secretary, Treasurer, Chief Executive
Officer, Chief Financial Officer and Director

Date:	August 18, 2015